Exhibit 99.1

2007 NICOR INC. ANNUAL MEETING REMARKS
RUSS M. STROBEL, CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER

Before I get started, I want to remind you that my remarks will include certain forward-looking statements about the operations and expectations of our company and its subsidiaries and affiliates. Although we believe these statements are based on reasonable assumptions, actual results may vary materially from stated expectations. Information concerning the factors that could cause materially different results can be found in our most recent periodic report filed with the U.S. Securities and Exchange Commission.

As I shared with you in my letter in this year’s Annual Report, 2006 was a rewarding year for Nicor and our shareholders. I want to use our time together today to review our performance last year, and to talk about some of the steps we are taking to make Nicor a stronger company. I also want to discuss some of the challenges and opportunities we may face in the future.

In terms of financial results, 2006 will be looked upon as one of the best years in Nicor’s history. Last year’s results were particularly gratifying because each of our businesses showed solid improvement. Tropical Shipping and our Other Energy Ventures posted record revenues and record operating income. Despite persistently challenging business conditions, Nicor Gas’ operating income grew 6 percent from 2005 levels, thanks in part to the full-year impact of the rate increase received in the fall of 2005.

For 2006, Nicor diluted earnings were $2.87 per common share, compared with $3.07 per share in 2005. Each of these years was impacted by noteworthy items. Our 2006 results included recoveries for Nicor Gas’ mercury program, and a charge associated with the settlement of an SEC inquiry. This settlement was approved by the SEC last month, and is subject to final judgment by the federal court. Together, these items reduced 2006 earnings by 17 cents per share. 2005 results included insurance recoveries, the costs of a securities class action settlement and the income tax benefits from the repatriation of foreign earnings paid to Nicor from Tropical Shipping. These items added a combined 79 cents per share to 2005 results.

If you back out these noteworthy items – both the positive and the negative – 2006 earnings per share were $3.04, compared with $2.28 per share in 2005. Our 2006 earnings improvement was attributable to the higher operating results at each of our businesses, as well as several corporate items including insurance recoveries, higher equity investment income, and income tax benefits.

I am pleased to report to you that the financial markets recognized our results. Nicor stock provided a total return of over 24 percent in 2006 – outperforming both the S&P Utilities and Dow Jones Utilities Indices. 2006 was also the third consecutive year our stock has recorded double-digit returns. In addition, Nicor was also recognized for its 2006 performance by both Forbes and BusinessWeek magazines.

I’d now like to briefly review each of our businesses and the strategies we are pursuing to grow the value of your investment.

Nicor Gas is our largest business. In addition to producing a solid financial return in 2006, Nicor Gas provided exceptional benefits to its customers. Even after its 2005 rate increase – its first in 10 years – Nicor Gas customers continued to pay, by far, the lowest distribution rates in Illinois, and among the lowest in the entire country. In 2006, Nicor Gas customers also paid the lowest natural gas commodity charges in Illinois. In short, Nicor Gas provided real value to its 2.2 million customers.

Like most gas utilities, however, Nicor Gas continues to operate in a challenging business environment. The company’s costs of doing business have increased substantially in recent years due to higher depreciation, health care, labor and compliance-related costs. In addition, high and volatile natural gas prices generally have a negative impact on Nicor Gas’ results, by lowering demand and increasing bad debt and other operating costs. Warmer-than-normal weather can also affect our results, as it did in 2006. We estimate that 2006’s warm temperatures reduced Nicor Gas’ operating income by approximately $17 million when compared to 2005. As I’ll explain shortly, we were able to reduce that weather impact to some degree.

Despite these challenges, I am pleased with the progress we have made, and we are continuing to work hard to improve our performance further. The rate increase we were granted in the fall of 2005 has been a positive step toward rebuilding Nicor Gas earnings. And although operating and maintenance expenses increased in 2006, our renewed cost containment efforts helped to limit those increases, and permitted us to achieve some very challenging budget goals we had set for ourselves. I believe further cost reductions are possible – especially if natural gas prices remain at or below current levels.

Let me turn to our second largest business – Tropical Shipping, which has been part of Nicor since 1982. Tropical transports containerized freight to 27 ports in the Bahamas and the Caribbean. Tropical maintains leading market shares in a majority of the ports it serves, it has a strong customer base, and it has built a reputation for on-time, high-quality service. These attributes, and our prudent approach to growing this business, have combined to make Tropical Shipping an important part of Nicor.

In 2006, Tropical Shipping posted its fifth consecutive year of higher operating income, and its third consecutive year of record operating income. Tropical’s success in 2006 was the result of improved economic conditions throughout the Bahamas and Caribbean, higher average shipping rates, and solid management – factors that we expect to remain strong as we go forward.

Our optimism for Tropical Shipping is tempered by challenges that may emerge. Those possible challenges include competition; higher fuel and other operating costs; changes in global trading patterns caused by the influx of shipments from China and India; stricter homeland security requirements; and higher U.S. import tax rates. Tropical Shipping has been able to overcome challenges in the past, and to grow its business through a combination of opportunistic expansion and niche acquisitions, and I am confident in our ability to do so in the future.

This past January we added a new vessel to our fleet – the Tropic Dawn. This addition increases our owned-vessel count to 11, and will provide greater capability to service shallow ports in our service region. We also intend to intensify our focus on cost reduction efforts; to expand our higher margin less-than-container-load and cargo insurance businesses; and to capitalize on new inter-island shipping opportunities presented by changes in global trading patterns.

Finally, our Other Energy Ventures have emerged as a key component to Nicor’s earnings and outlook. As you recall, these businesses are broken down between two platforms – retail energy services and wholesale energy services.

Our retail platform provides a range of products and services for residential customers, including warranty contracts on heating and cooling systems, utility bill management products, and heating ventilation and air conditioning-related services. Our wholesale platform is engaged in the marketing of natural gas supply services to both interstate and intrastate pipelines, gas distribution companies, power generators and natural gas marketers and brokers. Our Other Energy Ventures had an outstanding 2006. We posted record revenues and operating income, and launched new products and services that should fuel additional profit growth in the future.

In our retail energy platform, we successfully launched an innovative product, called Lock 12, which allows Nicor Gas customers to better manage their gas bills. We also continued leveraging our existing call center capabilities and began to offer warranty products and other services outside the Nicor Gas territory. Additionally in 2006, our retail energy business was able to offset a little more than 50 percent of the $17 million negative weather impact at Nicor Gas, through utility bill management products it offered.

In wholesale energy services, we undertook development of a new natural gas marketing business for commercial and industrial customers. High and volatile natural gas prices provide revenue-producing opportunities for our Other Energy Ventures. We hope to continue to capitalize on these conditions by providing value-added products and services to our customers.

We also hope to grow these businesses prudently by increasing market shares of our current offerings, and evaluating expansion opportunities outside our existing territories. Finally, as is always the case at Nicor, we will continue to focus on improving operating efficiencies and better managing our risks.

In addition to the positive momentum we have at our businesses, Nicor’s financial position remains strong. We continue to have one of the best balance sheets in the gas distribution industry, among the best debt ratings of any gas distributor, and a long history of producing high returns on equity. We also have a tradition of paying an attractive dividend – our yield is currently approximately 3.5%, our payout ratio is consistent with our peers, and we have a record of consecutive quarterly dividend payments that spans 53 years.

I want to emphasize that our success in 2006 would not have been possible without the dedication and hard work of our 3,900 employees. As business conditions have become more challenging, we have asked more of our people – and they have delivered. Nicor employees at every level are working harder and working smarter. They are managing our costs and improving our efficiencies. They are delivering value for our investors and our customers. And they are doing all this while maintaining Nicor’s longstanding commitment to supporting our communities through countless civic and charitable activities. I am proud to be part of this team.

Our company has achieved a great deal since we met last year. We’ve delivered solid financial results for our investors and real value for our customers. Our challenge now is to maintain that momentum. On behalf of all of our employees, I assure you that we are working hard to do just that. Thank you for your continued support and the confidence your Nicor investment represents.